UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013 rue21, inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34536	25-1311645
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Commonwealth Drive Warrendale, Pennsylvania		15086
(Address of principal executive offices)		(Zip Code)

(724) 776-9780

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 19, 2013, at a special meeting (the “Special Meeting”) of the stockholders of rue21, inc., a Delaware corporation (“rue21” or the “Company”), rue21’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated May 23, 2013 (the “Merger Agreement”), by and among Rhodes Holdco, Inc., a Delaware corporation (“Parent”), Rhodes Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by funds advised by Apax Partners LLP (“Apax”).

The approval to adopt the Merger Agreement required the affirmative vote of (i) the holders of at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting (ii) and the holders of at least majority of the shares of the Company’s common stock not beneficially owned, directly or indirectly, by Parent, Merger Sub, Apax VIII-A L.P., Apax VIII-B L.P., Apax VIII-1 L.P. and Apax VIII-2 L.P. (collectively, the “Apax Investors”), SKM Equity Fund II, L.P. and SKM Investment Fund II (collectively, the “SKM Funds”) or any executive officer or director of the Company who, prior to the date of the Special Meeting, has entered into any contract with Parent or any of its affiliates providing for the consideration to be received by such executive officer or director in the Merger to be different from that paid to other holders of the shares of the Company’s common stock pursuant to the terms of the Merger Agreement (a “Specified Party”). The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement was not submitted for a vote. Finally, the approval of the advisory (non-binding) proposal on the “golden parachute” compensation required the affirmative vote of the holders of a majority of the shares of the Company’s common stock present (in person or by proxy) and entitled to vote on the proposal. The stockholders approved the proposal on the “golden parachute” compensation. The vote to approve the “golden parachute” compensation is advisory only and will not be binding on the Company or Parent and is not a condition to completion of the Merger. No other business properly came before the Special Meeting.

The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 23,505,096 shares of the Company’s common stock. Set forth below, with respect to each such proposal, are the number of votes cast for or against and the number of abstentions.

Proposal 1: Approval and Adoption of the Agreement and Plan of Merger

Vote of holders of all of the outstanding shares of the Company’s common stock as of the record date

Votes For	Votes Against	Votes Abstained
22,394,398	57,644	6,205

Vote of holders of the shares of the Company’s stock not beneficially owned by Parent, Merger Sub, the Apax Investors, the SKM Funds and the Specified Partie(s)

Votes For	Votes Against	Votes Abstained
15,302,480	57,644	6,205

Proposal 3: Advisory Approval of Certain “Golden Parachute” Compensation

Votes For	Votes Against	Votes Abstained
17,984,742	4,359,354	114,151

Item 8.01 Other Items

On September 19, 2013, rue21 issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rue21, inc.

By:	/s/ Stacy Siegal
Stacy Siegal
Senior Vice President and Chief Administrative Officer

September 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 19, 2013.

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